Exhibit 10.5

AMENDMENT NO. 4 TO

STOCKHOLDERS’ AGREEMENT

OF AUGUST 27, 1996

THIS AMENDMENT NO. 4 TO STOCKHOLDERS’ AGREEMENT OF AUGUST 27, 1996 (this “Amendment No. 4”) is made and entered into as of the first day of March, 2003, between (i) STANLEY, INC., a Delaware corporation (the “Corporation”), and (ii) the undersigned Stockholder of the Corporation and (iii) the other Stockholders of the Corporation.

WHEREAS, the undersigned Stockholder and each other Stockholder of the Corporation (other than qualified benefit plans maintained by the Corporation) are parties to the Stockholders’ Agreement of August 27, 1996 of the Corporation, as amended by Amendment No.1 to Stanley, Inc. Stockholders’ Agreement, dated August 31, 2000, as further amended by Amendment No.2 to Stanley, Inc. Stockholders’ Agreement, dated September 30, 2001, as further amended by the Amendment No.3 to Stanley, Inc. Stockholders’ Agreement, dated as of October 1, 2002 (the “Stockholders’ Agreement”);

WHEREAS, certain Stockholders desire to make transfers of Stock to certain Family Trusts (as defined below);

WHEREAS, the Board of Directors of the Corporation has approved certain amendments to the Stockholders’ Agreement necessary to permit such transfers of Stock; and

WHEREAS, such amendments are required to be in writing and signed by all of the parties to the Stockholders’ Agreement.

NOW THEREFORE, in consideration of the mutual covenants, agreements and promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.         Definitions.  Capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Stockholders’ Agreement.  The following terms shall have the following meanings:

a.         “Approved Family Trust” means a Family Trust that meets either of the following requirements: (i) the Family Trust is a revocable grantor trust of which the transferring Stockholder is the grantor and retains sole power to vote and to dispose of any Stock held by such Family Trust pursuant to this Agreement; or (ii) the controlling documents of the Family Trust contain provisions approved by a majority vote of the Board of Directors acting in its sole and absolute discretion providing that the sole power to vote, or to direct the voting of, and to dispose, or to direct the disposition, of any Stock held by such Family Trust pursuant to this Agreement may only be exercised by officers or employees of the Corporation approved by the Board of Directors.

b.         “Family Trust” means a trust, corporation, limited partnership or limited liability company, the exclusive beneficiaries or beneficial owners of which are the Stockholder, members of the Stockholder’s immediate family and lineal descendants of such Stockholder and such members of the Stockholder’s immediate family.

2.         Amendment to Stockholders’ Agreement.  The Stockholders’ Agreement is hereby amended as follows:

a.         Section 3B of the Stockholders’ Agreement is hereby amended so as to read in its entirety as follows:

                                        B.    Notwithstanding § 3A hereof, the Stockholder may sell, grant, transfer or deliver any shares of Stock to any one or more employees of the Corporation, a qualified benefit plan maintained by the Corporation, the Corporation, an Approved Charitable Organization or an Approved Family Trust, provided that except with respect to a sale, grant, transfer or delivery of any shares of Stock to an Approved Family Trust, the approval of the Board of Directors of the Corporation of such sale, grant, transfer, or delivery is obtained by the affirmative vote of the members of the Board of Directors.  The Stock transferred to any one or more employees of the Corporation or to an Approved Charitable Organization or a Family Trust shall continue to be subject to the provisions of this Agreement; provided that, in the case of a transfer to an

Approved Charitable Organization or a Family Trust, each reference herein to the death, Permanent Disability or termination of employment of the Stockholder, including such references in Articles 5, 6 and 7, shall be deemed continued references to the Stockholder who transferred the Stock to each Approved Charitable Organization or Family Trust.

b.           Section 11 of the Stockholders’ Agreement is hereby amended by adding the following sentence at the end of Section 11:

Any transfer of beneficial ownership of Stock made or attempted in violation of this Agreement shall be null and void and of no force and effect.

3.         Effect of Amendment No.4.  Upon execution by the undersigned Stockholder, the foregoing amendments will be effective as of March 1, 2003.  Upon effectiveness of the foregoing amendment, each reference in the Stockholders’ Agreement to the “Agreement,” or “hereunder” or words of like import shall mean and be a reference to the Stockholders’ Agreement, as amended by the foregoing amendment.  Except as otherwise expressly provided herein, all of the terms, conditions and provisions of the Stockholders’ Agreement shall remain the same.  It is acknowledged and agreed by the Corporation and the undersigned Stockholder that the Stockholders’ Agreement, as amended hereby, shall continue in force and effect, and that the Stockholders’ Agreement and this document shall be read and construed as one instrument.

4.         Miscellaneous

A.    The use of either gender herein shall be deemed to be or include the other genders and the use of the singular herein shall be deemed to be or include the plural and vice versa, wherever appropriate.

B.    The Stockholders’ Agreement as amended by this Amendment No.4, sets forth all of the promises, agreements, conditions, understandings, covenants, warranties and representations among the parties hereto with respect to the shares of Stock held thereunder, and there are no promises, other than as set forth therein and herein.  Any and all prior agreements with respect to such shares of Stock are hereby revoked.  The Stockholders’ Agreement, as amended hereby, is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written, with respect to such shares of Stock.

C.    This Amendment No.4 shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to its otherwise applicable conflict of laws principles.

D.    The headings and other captions in this Amendment No.4 are for convenience of reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Amendment No.4.

E.     This Amendment No.4 is intended to be executed in counterparts, each of which is deemed to be an original, and all of which, taken together, constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No.4 as of the day and year first hereinabove written.

WITNESS:	CORPORATION:

ATTEST:	STANLEY, INC.,
a Delaware corporation

/s/ William E. Karlson	By:	Philip O. Nolan
William E. Karlson		Philip O. Nolan
Secretary		President

WITNESS:	STOCKHOLDER:

Date:	Printed Name: